As filed with the Securities and Exchange Commission on March 28, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLUCORA, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1718107
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10900 NE 8th Street, Suite 800

Bellevue, WA 98004

(425) 201-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark A. Finkelstein

Chief Legal & Administrative Officer and Secretary

10900 NE 8th Street, Suite 800

Bellevue, WA 98004

(425) 201-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Andrew Bor

Perkins Coie LLP

1201 Third Avenue, 49th Floor

Seattle, WA 98101

(206) 359-8000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.0001 par value per share, of Blucora, Inc.	1,764,192	17.675	$31,182,094	$3,614

(1)	The shares of common stock will be offered for resale by the selling shareholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional number of shares of common stock issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, with respect to the shares of common stock being registered pursuant to this registration statement.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices reported on the Nasdaq Global Select Market on March 24, 2017.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 28, 2017

PROSPECTUS

1,764,192 Shares

BLUCORA, INC.

Common Stock

This prospectus relates to the resale of up to 1,764,192 shares of our common stock, par value $.0001 which may be offered for sale from time to time by the selling shareholders named in this prospectus. We are registering the offer and sale of shares of our common stock owned by the selling shareholders to satisfy registration rights we granted to Cambridge Information Group I LLC, a Delaware limited liability company (“CIG”), pursuant to a Stockholder Agreement dated as of August 23, 2011.

The shares of common stock may be offered by the selling shareholders in any manner described under “Plan of Distribution” beginning on page 9 of this prospectus. The selling shareholders may sell the shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any proceeds from the sale of our common stock by the selling shareholders.

Our shares of common stock are listed on the Nasdaq Global Select Market (“NASDAQ”) under the ticker symbol “BCOR.” The closing sale price on the NASDAQ for our shares of common stock on March 24, 2017 was $17.50 per share.

We may amend or supplement this prospectus from time to time. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock involves risks. See “Risk Factors” on page 5, and in any prospectus supplement, and in any documents incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we nor the selling shareholder have authorized anyone to provide you with different information. The selling shareholders are not making an offer of the shares in any state where such offer is not permitted.

Our principal executive offices are located at 10900 NE 8th Street, Bellevue, Washington 98004 and our telephone number is (425) 201-6100.

The date of this prospectus is                , 2017.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling shareholders named in this prospectus may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling shareholders may offer. Each time a selling shareholder offers the securities described in this prospectus, the selling shareholder may be required to provide the offeree with this prospectus, and in certain cases, a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” before you make an investment decision.

You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. Neither we nor the selling shareholders have authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.

This prospectus and any accompanying prospectus supplement may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners. As used in this prospectus, unless the context otherwise requires, all references to “we,” “us,” “our,” the “Company” and “Blucora” refer to Blucora, Inc., a Delaware corporation, and its subsidiaries, collectively. All references in this prospectus to our “common stock” refer to the common stock of Blucora, par value $0.0001 per share.

All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our corporate website at www.blucora.com. Information on our website does not constitute part of this prospectus. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus the documents listed below (and any amendments thereto) and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus have been sold by the selling shareholders as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) or such registration statement has been withdrawn:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 28, 2017;

•	our Current Reports on Form 8-K and 8-K/A, as applicable, filed on January 12, 2017, January 13, 2017, January 23, 2017, February 8, 2017, and February 28, 2017; and

•	the description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A/A (File No. 000-25131) filed with the SEC on June 5, 2009, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

Blucora, Inc.

10900 NE 8th Street, Suite 800

Bellevue, WA 98004

Attn: Investor Relations

Tel: (425) 201-6100

Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus, including information in documents incorporated by reference in this prospectus, includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, may relate to the discussion of our business strategies and our expectations concerning future operations and business plans, our future growth strategy, including our plans to expand, develop, or acquire particular operations or businesses, margins, profitability, trends, investing, financing activities for our future liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. We have used words such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “think,” “estimate,” “seek,” “expect,” “predict,” “could,” “project,” “potential,” “continue” and other similar terms and phrases, including references to assumptions, in this report to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. Such risks and other factors include those listed in the “Risk Factors” incorporated by reference into this prospectus from our Annual Report on Form 10-K, as updated by subsequent reports.

When considering forward-looking statements in this prospectus or that we make in reports or statements that are incorporated into this prospectus by reference, you should keep in mind the cautionary statements incorporated by reference into this prospectus. New risks and uncertainties arise from time to time, and we cannot predict when they may arise or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this prospectus as a result of new information, future events or other developments, except as required by applicable laws and regulations.

OUR COMPANY

About Blucora, Inc.

Blucora, Inc. was founded in 1996, and, through organic growth and strategic acquisitions, we have become a leading provider of technology-enabled financial solutions to consumers, small business owners, and tax professionals.

Our products and services in wealth management and tax preparation, offered through HD Vest, Inc. (“HD Vest”) and TaxAct, Inc. (“TaxAct”), help consumers to manage their financial lives. HD Vest provides wealth management solutions to financial advisors and their clients through an integrated platform of brokerage, investment advisory, and insurance services, enabling each financial advisor to serve as a financial service center for his/her clients. As of December 31, 2016, approximately 4,500 advisors with branch offices in all 50 states were on the platform and supporting approximately $39.0 billion of assets under administration for almost 350,000 clients. TaxAct provides affordable digital tax preparation solutions for consumers, small business owners, and tax professionals. During the year ended December 31, 2016, TaxAct powered approximately 5,200,000 consumer e-files and another 1,800,000 e-files through the 20,000 tax professionals who used TaxAct to prepare and file tax returns for their clients.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “BCOR.”

Our principal executive offices are located at 10900 NE 8th Street, Suite 800, Bellevue, Washington 98004 and our telephone number is (425) 201-6100. We maintain a website at www.blucora.com where general information about us is available. Information on, or accessible through, our website is not part of this prospectus.

Business Overview

Wealth Management Business

Our Wealth Management business provides financial advisors, who affiliate with HD Vest’s registered broker-dealer and/or investment advisor subsidiaries as independent contractors, an integrated platform of brokerage, investment advisory, and insurance services, enabling each financial advisor to serve as a financial service center for his/her clients. HD Vest generates revenue primarily through commissions, quarterly investment advisory fees based on assets under management, and other fees.

HD Vest was founded to help tax and accounting professionals integrate financial services into their practices. Unlike traditional independent broker-dealers who rely only on financial advisory relationships, most HD Vest advisors have long-standing tax advisory relationships that anchor their wealth management businesses. We believe that tax and accounting professionals, with their existing client relationships and in-depth knowledge of their clients’ financial situations, have a competitive advantage and are better positioned than competitors to provide tailored financial solutions that enable clients to meet their goals. HD Vest primarily recruits independent tax professionals with established tax practices and offers specialized training and support, which allows them to join the HD Vest platform as independent financial advisors. HD Vest has designed a learning management system for its advisors, branded VestU™, with curriculum that introduces advisors to the investment business and helps them build their practices. The comprehensive training curriculum is administered through numerous outlets, including an annual three-day national sales conference, approximately 600 specialized local training events held annually, and on-demand learning paths.

HD Vest’s business model provides an open-architecture investment platform and technology tools to help financial advisors identify investment opportunities for their clients, while the long-standing tax advisory relationships provide a large client base of possible investment clients. This results in an experienced and stable network of financial advisors who have multiple revenue-generating options to diversify their earnings sources. HD Vest also has a highly experienced home office team that is focused on solutions tailored to the advisor’s practice. The home office team provides marketing, practice management, insurance and annuity, wealth management, compliance, succession planning, and other support to our advisors.

Tax Preparation Business

Our Tax Preparation business provides digital do-it-yourself tax preparation solutions for consumers, small business owners, and tax professionals. TaxAct generates revenue primarily through its online service at www.TaxAct.com.

TaxAct, a top-three provider of digital tax preparation solutions, has leveraged its strong brand, comprehensive suite of tax preparation solutions, and proven online lead generation capabilities to enable the filing of more than 60 million federal consumer tax returns since 2000. TaxAct operates as the value player in its market, with a mission to empower people to navigate the complexities of tax preparation with ease and accuracy at a fair price.

TaxAct’s offerings come with a price lock guarantee, whereby the price at the start of the tax return filing process is the price when the return is filed, rather than pricing the offering at the time that the tax return is filed. We believe this price lock guarantee ensures price transparency and differentiates TaxAct from its competitors. In addition to these core offerings, TaxAct offers ancillary services such as refund payment transfer, data archive services, audit defense, stored value cards, and other add-on services. TaxAct’s value proposition and established reputation attract value-conscious customers away from competitor platforms and onto the TaxAct platform.

TaxAct’s professional tax preparer software allows professional tax preparers to prepare and file individual and business returns for their clients. TaxAct offers flexible pricing and packaging options that help tax professionals save money by paying only for what they need. In addition, the professional tax preparer software includes valuable features that tax professionals count on to maximize their efficiency and productivity, including the option of entering data directly into tax forms, utilizing the question-and-answer interview method to enter data, or easily toggling between the two data entry methods.

Stockholder Agreement

On August 23, 2011, we entered into a Stockholder Agreement (the “Stockholder Agreement”) with CIG that provides, among other things, for registration of the resale of the shares CIG owns from time to time. This registration statement is being filed to satisfy our obligations with respect to the shares under the Stockholder Agreement. See “Selling Shareholders” for more information regarding the shares owned by CIG.

RISK FACTORS

Any investment in the shares is speculative and involves a high degree of risk. You should consider carefully the “Risk Factors” contained in our most recent Annual Report on Form 10-K, filed with the SEC and incorporated herein by reference. You should also carefully consider the information set forth under “Risk Factors” in any applicable prospectus supplement and in our filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to our most recent Annual Report on Form 10-K, incorporated by reference herein. You should also consider all other information contained in and incorporated by reference into this prospectus or any applicable prospectus supplement before making an investment decision. Additional risks and uncertainties that are currently unknown to us or that we currently consider to be immaterial may also adversely impair our business or adversely affect our financial condition or results of operations. If any of the events described in the risk factors incorporated by reference in this prospectus occurs, our business, financial condition or results of operations could be materially and adversely affected.

THE OFFERING

Issuer:	Blucora, Inc.

Shares Offered for Resale by the Selling Shareholders:	1,764,192 shares of Blucora, Inc. common stock (or approximately 4.2% of our outstanding common stock as of March 24, 2017)

Common Stock Outstanding Prior to Any Resale of Shares:	42,415,220 shares as of March 24, 2017

Use of Proceeds:	The selling shareholders will receive all of the proceeds from the sale of any shares sold by it pursuant to this prospectus. We will not receive any proceeds from these sales. See “Use of Proceeds” below.

Market for Our Common Stock:	Our shares of common stock are currently listed on NASDAQ.

NASDAQ Symbol:	“BCOR”

Risk Factors:	Any investment in the shares is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 1 of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares by the selling shareholders.

The selling shareholders will receive all of the net proceeds from the sale of any shares under this prospectus. The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax, legal services or any other expenses incurred by the selling shareholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus.

SELLING SHAREHOLDERS

This prospectus covers the public resale of the shares owned by the selling shareholders listed in the table below. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the shares owned by it. The selling shareholders may sell some, all or none of the shares covered by this prospectus, and makes no representation that the shares will be offered for sale. The table below presents information regarding the selling shareholders and the shares that they may offer and sell from time to time under this prospectus.

Andrew M. Snyder is the Chief Executive Officer of Cambridge Information Group, Inc. (“CIG, Inc.”) and Chairman of its subsidiaries. CIG and CIG Equity Partners LLC (“CIG Equity”) are subsidiaries of CIG, Inc. Mr. Snyder is also a member of our Board of Directors. CIG and CIG Equity are each Delaware limited liability companies, and their address is 888 Seventh Avenue, 17th Floor, New York, New York 10019.

The following table sets forth:

•	the number of shares beneficially owned by the selling shareholders prior to the sale of the shares covered by this prospectus;

•	the number of shares that may be offered by the selling shareholders pursuant to this prospectus;

•	the number of shares to be beneficially owned by the selling shareholders and its affiliates following the sale of any shares covered by this prospectus; and

•	the percentage of our issued and outstanding common stock to be beneficially owned by the selling shareholders and its affiliates following the sale of all shares covered by this prospectus.

All information with respect to common stock ownership of the selling shareholders has been furnished by or on behalf of the selling shareholders and is as of March 27, 2017. We believe, based on information supplied by the selling shareholders, that except as may otherwise be indicated in this section, the selling shareholders and their affiliates identified herein have sole voting and dispositive power with respect to the common stock reported as beneficially owned by it. Because the selling shareholders may sell some or all of the shares included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling shareholders in the future. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock it holds in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling shareholders will sell all of the shares owned beneficially by it listed in the table below that are covered by this prospectus. Shares in the table below refer to shares of outstanding common stock.

Name of Selling Shareholders	Number of Shares Beneficially Owned Prior to this Offering	Number of Shares Available Pursuant to this Prospectus	Number of Shares Beneficially Owned After Sale of Shares	Percent of Outstanding Common Stock Beneficially Owned After Sale of Shares (2)
CIG (1)	1,727,329	1,704,192	23,137	0.05%
CIG Equity (1)	60,000	60,000	—	—

(1)	By virtue of Andrew M. Snyder’s position as the Chief Executive Officer of CIG, Inc., Andrew M. Snyder may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) these shares.
(2)	The percentage ownership is based on 42,415,220 shares of our outstanding common stock on March 24, 2017.

Beneficial ownership for the purposes of the table above is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Except as disclosed in the table above, we believe that the selling shareholders and their affiliates identified herein possess sole voting and investment power over all shares of common stock shown as beneficially owned by such selling shareholders and affiliates.

Material Relationships

On August 23, 2011, we entered into a Securities Purchase Agreement, a Stockholder Agreement, and a Warrant to Purchase Common Stock (collectively, the “Agreements”) with CIG. The Stockholder Agreement with CIG provided for, among other things, the registration of the resale of the shares of our common stock CIG owns from time to time. This registration statement is being filed to satisfy our obligations under the Stockholder Agreement. In addition, in connection with the Agreements, Andrew M. Snyder was elected to fill an existing vacancy on our Board of Directors when we entered into the Agreements. Pursuant to the Securities Purchase Agreement, CIG has the right to appoint a replacement investor representative in the event that Mr. Snyder ceases to serve on the Board of Directors. CIG’s right to appoint an investor representative will expire upon the earlier of (i) such time as CIG no longer beneficially owns at least 1,000,000 shares of our common stock and (ii) August 23, 2017.

Pursuant to the Agreements, on August 23, 2011, we sold to CIG 764,192 newly-issued shares of unregistered common stock. In addition, we issued to CIG warrants (the “Warrants”) to purchase 1,000,000 shares of our common stock, exercisable at a price of $9.62 per share. Prior to exercise, 60,000 of these Warrants were transferred to CIG Equity (which is an affiliate of CIG). All of the Warrants were exercised by CIG and CIG Equity in 2013, and CIG and CIG Equity were issued 940,000 and 60,000 shares, respectively, of our common stock at that time.

Resales

The selling shareholders and intermediaries through whom shares are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the shares offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

Additional selling shareholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling shareholders will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from a selling shareholder named in this prospectus after the effective date of this prospectus.

PLAN OF DISTRIBUTION

We are registering 1,764,192 shares. The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of the shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares of our common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares they own and, if the selling shareholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include any donee, pledgee, transferee or other successors-in-interest as a selling shareholder under this prospectus. The selling shareholders also may transfer the shares in other circumstances, in which case the donees, transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such shares in the course of hedging the positions they assume. The selling shareholders may also sell shares short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the shares offered hereby will be the purchase price of such shares less discounts or commissions, if any. The selling shareholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the resale of the shares.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that the selling shareholder meets the criteria and conforms to the requirements of that rule.

Any underwriters, broker-dealers or agents that participate in the sale of the common stock therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares covered by this prospectus may be underwriting discounts and commissions under the Securities Act. If a selling shareholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholder and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify CIG, and may agree to indemnify any underwriters for the shares, against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

LEGAL MATTERS

Perkins Coie LLP will pass upon the validity of the shares covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Blucora appearing in Blucora’s Annual Report (Form 10-K) for the year ended December 31, 2016, and the effectiveness of Blucora’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

1,764,192 Shares

BLUCORA, INC.

Common Stock

PROSPECTUS

                , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the resale of the shares being registered hereby. All amounts are estimated except the SEC registration fee.

Amount to be Paid
SEC Registration Fee	$3,614
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	15,000

Total	$28,614

Item 15.    Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of a corporation under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act and the Exchange Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, our Restated Certificate of Incorporation, as amended (the “Charter”), provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. The effect of this provision in the Charter is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of us) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws. The Charter also provides that any amendment or repeal of the right of indemnification provided under the Charter will not be adversely affected for acts or omissions occurring prior to such amendment or repeal.

Our Amended and Restated Bylaws, as amended (“Bylaws”), provide for indemnification of our officers and directors to the maximum extent permitted by the DGCL and establish such right to be a contract right. The Bylaws also provide that expenses incurred by any of our officers or directors (acting in his or her capacity as such) in defending any such action, suit, or proceeding in advance of its final disposition shall be paid by us, subject to DGCL requirements. The Bylaws also provide that indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and that we may purchase and maintain insurance to protect Blucora and any such person against any such expenses, liability, and loss, whether or not we would have the power to indemnify such person against such expenses, liability, or loss under the DGCL or the Bylaws.

In addition, we have entered into contractual indemnification agreements with each of our directors and certain of our officers, as designated by our Board of Directors, to indemnify such individuals to the full extent permitted by law. These agreements also address certain procedural and substantive matters that are not covered, or are covered in less detail, in the Bylaws or by the DGCL. We also provide indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

Item 16.    Exhibits

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Blucora, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on August 13, 2012).

3.2	Amended and Restated Bylaws of Blucora, Inc. (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed on February 28, 2017).

5.1*	Opinion of Perkins Coie LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Perkins Coie LLP (contained in Exhibit 5.1 herein).

24.1*	Power of Attorney (included on signature page hereto).

*	Filed herewith.

Item 17.    Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser,

(i)    each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, Washington on March 28, 2017.

BLUCORA, INC.

By:	/s/ John S. Clendening
Name:	John S. Clendening
Title:	President, Chief Executive Officer, and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of the registrant hereby constitutes and appoints Eric M. Emans and Mark A. Finkelstein, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and including any filings pursuant to Rule 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ John S. Clendening John S. Clendening	President, Chief Executive Officer, and Director (Principal Executive Officer)	March 28, 2017

/s/ Eric M. Emans Eric M. Emans	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 28, 2017

/s/ William L. Atwell William L. Atwell	Chairman and Director	March 28, 2017

/s/ Lance G. Dunn Lance G. Dunn	Director	March 28, 2017

/s/ H. McIntyre Gardner H. McIntyre Gardner	Director	March 28, 2017

/s/ Steven W. Hooper Steven W. Hooper	Director	March 28, 2017

/s/ Elizabeth J. Huebner Elizabeth J. Huebner	Director	March 28, 2017

Signature	Title	Date

/s/ Andrew M. Snyder Andrew M. Snyder	Director	March 28, 2017

/s/ Christopher W. Walters Christopher W. Walters	Director	March 28, 2017

/s/ Mary S. Zappone Mary S. Zappone	Director	March 28, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Blucora, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on August 13, 2012).

3.2	Amended and Restated Bylaws of Blucora, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on February 28, 2017).

5.1*	Opinion of Perkins Coie LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Perkins Coie LLP (contained in Exhibit 5.1 herein).

24.1*	Power of Attorney (included on signature page hereto).

*	Filed herewith.